EXHIBIT 21.1

Subsidiaries of KAR Auction Services, Inc.

The following is a list of subsidiaries of KAR Auction Services, Inc. (a Delaware corporation) as of December 31, 2019:

Name	State or Jurisdiction of Incorporation or Organization
ADESA, Inc.	Delaware
ADESA Corporation, LLC	Indiana
A.D.E. of Ark-La-Tex, Inc.	Louisiana
A.D.E. of Knoxville, LLC	Tennessee
ADESA Ark-La-Tex, LLC	Louisiana
ADESA Arkansas, LLC	Delaware
ADESA Atlanta, LLC	New Jersey
ADESA Birmingham, LLC	Alabama
ADESA California, LLC	California
ADESA Charlotte, LLC	North Carolina
ADESA Colorado, LLC	Colorado
ADESA Dealer Services, LLC	Indiana
ADESA Des Moines, LLC	Iowa
ADESA Florida, LLC	Florida
ADESA Illinois, LLC	Illinois
ADESA Indianapolis, LLC	Indiana
ADESA Lansing, LLC	Michigan
ADESA Lexington, LLC	Kentucky
ADESA Mexico, LLC	Indiana
ADESA Minnesota, LLC	Minnesota
ADESA Missouri, LLC	Missouri
ADESA Nevada, LLC	Nevada
ADESA New Jersey, LLC	New Jersey
ADESA New York, LLC	New York
ADESA Ohio, LLC	Ohio
ADESA Oklahoma, LLC	Oklahoma
ADESA Pennsylvania, LLC	Pennsylvania
ADESA Phoenix, LLC	New Jersey
ADESA San Diego, LLC	California
ADESA South Florida, LLC	Indiana
ADESA Texas, Inc.	Texas
ADESA Virginia, LLC	Virginia
ADESA Wisconsin, LLC	Wisconsin
AFC CAL, LLC	California
Asset Holdings III, L.P.	Ohio
Auto Dealers Exchange of Concord, LLC	Massachusetts
Auto Dealers Exchange of Memphis, LLC	Tennessee
Automotive Finance Consumer Division, LLC	Indiana
Automotive Finance Corporation	Indiana
Autoniq, LLC	Virginia
AutoVIN, Inc.	Indiana
MobileTrac LLC	Delaware

Name	State or Jurisdiction of Incorporation or Organization
PAR, Inc.	Indiana
High Tech National, LLC	Indiana
HT Locksmiths, Inc.	Indiana
Sioux Falls Auto Auction, Inc.	South Dakota
Tri-State Auction Co., Inc.	North Dakota
Zabel & Associates, Inc.	North Dakota
LiveBlock Auctions International, Inc.	Nevada
LiveBlock Auctions Canada Ltd.	Saskatchewan
WFEA Holdings, Inc.	Alberta
AFC Funding Corporation	Indiana
AuctionTrac, LLC	Indiana
OPENLANE, Inc.	Delaware
CarsArrive Network, Inc.	Georgia
Recovery Database Network, Inc.	Delaware
OPENLANE Canada Co.	Nova Scotia
OPENLANE Canada Inc.	Ontario
NEPO Auto Centre, Inc.	Ontario
Auction Vehicles of Mexico S. de R.L. de C.V.	Federal District of Mexico
ADESUR S. de R.L. de C.V.	Federal District of Mexico
2540-0714 Quebec Inc.	Quebec
504811 NB Ltd.	New Brunswick
51937 Newfoundland & Labrador Limited	Newfoundland
79378 Manitoba Inc.	Manitoba
ADESA Auctions Canada Corporation	Nova Scotia
ADESA Montreal Corporation	Nova Scotia
ADESA Quebec Corporation	Quebec
ADESA Remarketing Services Inc.	Ontario
AutoVIN Canada Inc.	Nova Scotia
Automotive Finance Canada Inc.	Ontario
Preferred Warranties, Inc.	Pennsylvania
Preferred Nationwide Reinsurance Company, Ltd.	Turks and Caicos
Preferred Warranties of Florida, Inc.	Florida
PWI Holdings, Inc.	Pennsylvania
Superior Warranties, Inc.	Pennsylvania
Automotive Key Controls, LLC	Indiana
High Tech Locksmiths Canada ULC	Alberta
ADESA Idaho, LLC	Idaho
ADESA Oregon, LLC	Oregon
ADESA Utah, LLC	Utah
KAR Auction Services International Limited	United Kingdom
ADESA Remarketing Limited	United Kingdom
CarCo Technologies, Inc.	Illinois
Nth Gen Software, Inc.	Ontario
Nth Gen Software LLC	Florida
TradeRev USA LLC	Florida
TradeRev Motors Inc.	Ontario
Nth Gen Software UK Limited	United Kingdom
TradeRev Technologies Inc.	Ontario

Name	State or Jurisdiction of Incorporation or Organization
111 Remarketing, LLC	Arizona
STRATIM Systems Incorporated	Delaware
STRATIM Platforms, Inc.	Delaware
Clearplan, LLC	Delaware
ADESA Germany GmbH	Germany
ADESA Belgium NV	Belgium
ADESA Deutschland GmbH	Germany
ADESA Europe Holding NV	Belgium
ADESA Europe NV	Belgium
ADESA France SAS	France
ADESA Italia S.R.L.	Italy
ADESA Nederland B.V.	The Netherlands
ADESA Subastas España, S.L.U.	Spain
Car Quality Services GmbH	Germany
CarsArrive Europe GmbH	Germany